Global Axcess Corp Reports Fourth Quarter and Full-Year 2010 Revenues

- Provides Update on Strategic Initiatives-
- Announces Improved First Quarter 2011 Outlook-

JACKSONVILLE, Fla., March 29, 2011 /PRNewswire-FirstCall/ -- Global Axcess Corp (OTC Bulletin Board: GAXC - News; the "Company"), an independent provider of self-service kiosk solutions, today announced the financial results for the fourth quarter and fiscal year ended December 31, 2010.  The Company also is providing an update on the strategic initiatives put in place by new management and an outlook for the first quarter 2011 results.

“2010 results were disappointing and not acceptable,” commented Michael I. Connolly, Co-Chief Executive Officer. “The outlook for 2011 is positive and, excluding severance and acquisition charges, will show a strong improvement in operating and financial results.”

Lock Ireland, Vice Chairman of the Board of Directors and Co-Chief Executive Officer, commented, “The 2010 results we report today are in-line with our preliminary expectations announced in early March and are not satisfactory in the eyes of the board of directors. Given the 2010 results, we decided to undertake a number of actions to improve performance and profitability. The strategic initiatives we have put in place should increase the profitability of our ATM services business and accelerate the revenue from the DVD services business in the near term.  An internal program was developed in early March to revisit all contracts, recurring costs and revenues. In summary, I remain convinced that we are close to realizing the benefits of our strategic investments made to date.”

Update on strategic and operational initiatives and first quarter performance:

•
Update on ATM transactions: First quarter 2011 surcharge transactions are expected to be 8% above fourth quarter 2010 surcharge transactions.  January ATM surcharge transactions were 1% below December; February surcharge transactions were 11% above January; March surcharge transactions are anticipated to be 9% above February.

•
The Company increased ATM surcharge fees to select ATMs to meet industry levels. The average surcharge fees per company-owned ATM after the increase was $2.80 per surcharged transaction compared to $2.58 prior to the increase.

•	DVD services revenue from the Tejas acquisition is expected to contribute approximately $1,070,000 for the quarter.
•	Total DVD services revenue for the first quarter of 2011 is expected to be a 52% increase over total fiscal year 2010 revenues in the DVD services business.
•	Total ATM services revenue for the first quarter of 2011 is expected to be the highest quarterly revenue the Company has reported for its ATM services business.
•	EBITDA contributed by the ATM acquisition in December 2010 is expected to be over $100,000 for the first quarter of 2011.
~~•~~	Management executed a plan aimed at reducing field service costs which is expected to result in savings of $80,000 beginning the first quarter of 2011.

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

First Quarter 2011 Outlook:

ATM Business Line
• ATM Revenue	$5.9 million
• ATM Gross Margin	$2.5 million
• ATM SG&A	$1.1 million
• ATM Adjusted EBITDA	$1.4 million

DVD Business Line
• DVD Revenue	$1.9 million
• DVD Gross Margin	$525,000
• DVD SG&A	$500,000
• DVD Adjusted EBITDA	$25,000

Corporate Support
• Corporate SG&A	$425,000

Consolidated
• Consolidated Revenue	$7.8 million
• Consolidated Gross Margin	$3.0 million
• Consolidated SG&A	$2.0 million
• Consolidated Adjusted EBITDA	$1.0 million
• Adjusted EPS (EPS excluding severance and acquisition costs)	$0.0 per share

Michael Connolly added, “We are moving forward aggressively to optimize our DVD operations. One example is the deployment of higher capacity kiosks at the Tejas locations. We are also removing kiosks at unprofitable locations at the major grocery store chain and redeploying to maximize our kiosk returns. We are pleased to see the initial indicators of improving performance during the first quarter and we expect to report even stronger progress for the second quarter.  We expect March will yield us positive net income and expect those results to be a springboard for stronger operating and financial results for the second quarter.”

Fourth Quarter 2010 Financial Results

The Company reported consolidated revenues of $6.1 million for the fourth quarter ended December 31, 2010, compared to $5.4 million for the fourth quarter ended December 31, 2009. This 12.6% increase was mainly due to approximately $790,000 of DVD rental revenue for the fourth quarter of 2010 compared to approximately $33,000 in the year-ago period. Gross profit was $2.0 million, or 33.7% gross margin, for the fourth quarter ended December 31, 2010, compared to gross profit of $2.5 million, or 47% gross margin, for the same period of 2009.

During the fourth quarter of 2010, the Company reported an impairment of long-lived assets charge of approximately $482,000 from the accelerated depreciation on the company's first generation branded DVD kiosks that the company has determined will be taken out of service and sold by December 31, 2011.

Operating loss was $1.2 million for the fourth quarter ended December 31, 2010, compared to net income from operations of approximately $548,000 for the fourth quarter ended December 31, 2009. During the fourth quarter of 2010, the Company recorded net interest expense of approximately $153,000, compared to net interest expense of approximately $136,000 for the same period of 2009. The increase was mainly due to an increase in debt. EBITDA (earnings before net interest, taxes, depreciation and amortization) for the fourth quarter of 2010 was approximately $(416,000), compared to $1.1 million for the fourth quarter of 2009.

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

Adjusted EBITDA (EBITDA before stock compensation expenses, impairment of assets and loss on early extinguishment of debt) was approximately $126,000 for the fourth quarter of 2010 compared to $1.1 million for the fourth quarter of 2009. EBITDA and adjusted EBITDA represent non-GAAP (Generally Accepted Accounting Principles) financial measures. A table reconciling these measures to the appropriate GAAP measures is included in this release.

Net loss for the fourth quarter ended December 31, 2010 was $1.2 million, or $0.05 loss per basic and diluted share, respectively (based on 22.1 million basic and diluted weighted average shares outstanding), which compares to net income of $1.7 million, or $0.08 per basic and $0.07 per diluted share (based on 21.9 million basic and 23.6 million diluted weighted average shares outstanding, respectively), for the same period of 2009. Excluding the income tax benefit, net income would have been approximately $405,000 in the same period in 2009.

Fiscal Year 2010 Financial Results

For the fiscal year ended December 31, 2010, total revenue was $22.7 million, an increase of 5.8%, compared to $21.5 million for the same period of 2009. Gross profit for the fiscal year ended December 31, 2010 was $9.4 million, or 41.3% gross margin, compared to $10.2 million, reflecting a gross margin of 47.4% for the comparable 2009 period. Operating loss from operations for the full year of 2010 was approximately $434,000 compared to operating income of $2.7 million for the same period of 2009. Net loss for the fiscal year ended December 31, 2010 was approximately $854,000, or $(0.04) loss per basic and diluted share (based on 22.0 million basic and diluted weighted average shares outstanding) compared to net income of $2.8 million, or $0.13 and $0.12 per basic and diluted share (based on 21.7 and 22.8 million basic and diluted weighted average shares outstanding, respectively) for the fiscal year ended December 31, 2009. Excluding a $1.3 million income tax benefit, net income would have been $1.5 million for fiscal year 2009. EBITDA decreased to $1.9 million for the fiscal year ended December 31, 2010 from $4.1 million for the fiscal year ended December 31, 2009. Adjusted EBITDA decreased to $2.7 million for the fiscal year ended December 31, 2010 from $4.7 million for the fiscal year ended December 31, 2009.

Balance Sheet and Cash Flows

The Company ended fiscal 2010 with $1.7 million in cash, compared to $2.8 million of cash and restricted cash at the end of fiscal 2009.

Net cash provided by operating activities during the fiscal year ended December 31, 2010 was $2.4 million, compared to net cash provided by operating activities of $4.4 million during the fiscal year ended December 31, 2009. Shareholders’ equity decreased 3.8% to $15.9 million from $16.6 million at December 31, 2009.

Disclosure of Non-GAAP Financial Information

EBITDA, Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.  However, non-GAAP net income should not be construed as an alternative to GAAP as an indicator of our operating performance because the items excluded from the non-GAAP measures often have a material impact on results of operations. Therefore, management uses - and investors should use - non-GAAP measures in conjunction with our reported GAAP results.

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

EBITDA excludes interest expense, income tax benefit, depreciation expenses and amortization expenses.   Adjusted EBITDA excludes impairment of long-lived assets, stock compensation expenses, loss on early extinguishment of debt, severance and restructuring charges, acquisition costs and other income.  Adjusted EPS excludes severance and restructuring charges, acquisition costs and other income.  Since Adjusted EBITDA and Adjusted EPS exclude certain non-recurring or non-cash items, these measures may not be comparable to similarly-titled measures employed by other companies. The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

Conference Call Information

The Company has scheduled a conference call on Wednesday, March 30, 2011 at 10 a.m. ET to discuss financial results for the year ended December 31, 2010. Anyone interested in participating should call 888-293-6960 and enter pass code 8186703 if calling within the United States, or 719-325-2100 and pass code 8186703 if calling internationally, approximately 5 to 10 minutes prior to 10 a.m.  There will be a playback available until April 6, 2011. To listen to the playback, please call 888-203-1112 if calling within the United States or 719-457-0820 if calling internationally.  Please use pass code 8186703 for the replay.  A transcript of the conference call will be available on the Company's website on April 1, 2011 or by calling Brett Maas of Hayden IR at 646-536-7331.

About Global Axcess Corp

Headquartered in Jacksonville, Florida, Global Axcess Corp was founded in 2001 with a mission to emerge as the leading independent provider of self-service kiosk services in the United States. The Company provides turnkey ATM and other self-service kiosk management solutions that include cash and inventory management, project and account management services. Global Axcess Corp currently owns, manages or operates more than 5,300 ATMs and DVD kiosks in its national network spanning 43 states.  For more information on the Company, please visit http://www.globalaxcess.biz.  For more information on Nationwide Money Services, please visit http://www.nationwidemoney.com.

Investor Relations Contacts:
    Sharon Jackson: 904-395-1149
    IR@GAXC.biz

    Hayden IR:
    Brett Maas or Jeff Stanlis: (646) 536-7331
    Brett@haydenir.com / Jeff@haydenir.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

Other factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

- tables follow –

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$1,743,562	$2,007,860
Automated teller machine vault cash	-	250,000
Accounts receivable, net of allowance of $4,354 in 2010 and $12,616 in 2009	410,956	845,000
Inventory, net of allowance for obsolescence of $182,572 in 2010 and $94,572 in 2009	1,389,606	308,031
Deferred tax asset - current	363,926	868,848
Prepaid expenses and other current assets	139,551	132,100
Total current assets	4,047,601	4,411,839

Fixed assets, net	9,581,561	5,299,661

Other assets
Merchant contracts, net	10,879,029	10,665,613
Intangible assets, net	4,219,216	4,095,911
Deferred tax asset - non-current	1,611,285	813,618
Restricted cash	-	800,000
Other assets	66,807	30,307

Total assets	$30,405,499	$26,116,949

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$4,604,837	$2,983,583
Automated teller machine vault cash payable	-	250,000
Notes payable - related parties - current portion, net	29,740	26,722
Notes payable - current portion	21,777	19,803
Senior lenders' notes payable - current portion, net	2,426,915	1,828,572
Capital lease obligations - current portion	455,188	667,233
Total current liabilities	7,538,457	5,775,913

Long-term liabilities
Notes payable - related parties - long-term portion, net	43,694	72,690
Notes payable - long-term portion	51,476	73,120
Senior lenders' notes payable - long-term portion, net	6,622,539	3,300,000
Capital lease obligations - long-term portion	205,275	329,314
Total liabilities	14,461,441	9,551,037

Stockholders' equity
Preferred stock; $0.001 par value; 5,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock; $0.001 par value; 45,000,000 shares authorized,
22,292,469 and 21,931,786 shares issued and 22,139,444 and 21,883,924 shares
outstanding at December 31, 2010 and December 31, 2009, respectively	22,188	21,932
Additional paid-in capital	23,202,338	22,900,880
Accumulated deficit	(7,198,502)	(6,344,934)
Treasury stock; 153,025 and 47,862 shares of common stock at cost
at December 31, 2010 and December 31, 2009, respectively	(81,966)	(11,966)
Total stockholders' equity	15,944,058	16,565,912
Total liabilities and stockholders' equity	$30,405,499	$26,116,949

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Fiscal Years Ended December 31,
	2010	2009

Revenues	$22,743,335	$21,494,867

Cost of revenues	13,355,741	11,316,919
Gross profit	9,387,594	10,177,948

Operating expenses
Depreciation expense	1,597,333	1,178,927
Amortization of intangible merchant contracts	854,685	786,173
Impairment of long-lived assets	481,993	-
Selling, general and administrative	6,671,443	5,437,624
Stock compensation expense	215,813	120,188
Total operating expenses	9,821,267	7,522,912

Operating income (loss) from operations before items shown below	(433,673)	2,655,036

Interest expense, net	(522,083)	(645,758)
Loss on early extinguishment of debt	(102,146)	(474,960)

Income (loss) from operations before income tax benefit	(1,057,902)	1,534,318
Income tax benefit	204,334	1,278,888
Net income (loss)	$(853,568)	$2,813,206

Income (loss) per common share - basic:
Net income (loss) per common share	$(0.04)	$0.13

Income (loss) per common share - diluted:
Net income (loss) per common share	$(0.04)	$0.12

Weighted average common shares outstanding:
Basic	21,980,369	21,654,554
Diluted	21,980,369	22,845,241

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	December 31, 2010	December 31, 2009

Revenues	$6,077,039	$5,396,168

Cost of revenues	4,027,719	2,859,397
Gross profit	2,049,320	2,536,771

Operating expenses
Depreciation expense	584,073	315,721
Amortization of intangible merchant contracts	248,356	195,699
Impairment of long-lived assets	481,993	-
Selling, general and administrative	1,923,746	1,443,208
Stock compensation expense	59,146	34,124
Total operating expenses	3,297,314	1,988,752

Operating income (loss) from operations before items shown below	(1,247,994)	548,019

Interest expense, net	(153,275)	(135,969)
Loss on early extinguishment of debt	-	(7,569)

Income (loss) from operations before income tax benefit	(1,401,269)	404,481
Income tax benefit	204,334	1,278,888
Net Income (loss)	$(1,196,935)	$1,683,369

Income (loss) per common share - basic:
Net Income (loss) per common share	$(0.05)	$0.08

Income (loss) per common share - diluted:
Net Income (loss) per common share	$(0.05)	$0.07

Weighted average common shares outstanding:
Basic	22,129,040	21,883,924
Diluted	22,129,040	23,606,552

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Fiscal Years Ended December 31,
	2010	2009

Cash flows from operating activities:
Income (loss) from continuing operations	$(853,568)	$2,813,206
Adjustments to reconcile net income (loss) from operations
to net cash provided by operating activities:
Stock based compensation	215,813	120,188
Stock options issued to consultants in lieu of cash compensation	-	23,999
Loss on early extinguishment of debt	61,508	474,960
Depreciation expense	1,597,333	1,178,927
Amortization of intangible merchant contracts	854,685	786,173
Amortization of capitalized loan fees	43,930	26,756
Impairment of long-lived assets	481,993	-
Allowance for doubtful accounts	9,492	2,883
Allowance for inventory obsolescence	88,000	40,539
Non-cash interest income on swap agreement with senior lender	-	(7,921)
Accretion of discount on notes payable	-	50,066
Changes in operating assets and liabilities, net of effects of acquisition of FMiATM:
Change in automated teller machine vault cash	250,000	(250,000)
Change in accounts receivable	424,552	490
Change in inventory	(1,406,431)	(112,270)
Change in prepaid expenses and other current assets	(7,451)	26,468
Change in other assets	(36,500)	(21,075)
Change in intangible assets, net	(228,743)	(80,734)
Change in deferred taxes	(292,745)	(1,342,666)
Change in accounts payable and accrued liabilities	1,476,254	464,108
Change in automated teller machine vault cash payable	(250,000)	250,000
Net cash provided by operating activities	2,428,122	4,444,097

Cash flows from investing activities:
Proceeds from sale of equipment	24,550	-
Cash paid for FMiATM acquisition	(914,571)	-
Insurance proceeds on disposal of fixed assets	-	-
Costs of acquiring merchant contracts	(379,916)	(120,660)
Purchase of property and equipment	(5,342,743)	(1,051,494)
Net cash used in investing activities	(6,612,680)	(1,172,154)

Cash flows from financing activities:
Proceeds from issuance of common stock	15,901	9,100
Proceeds from senior lenders' notes payable	10,039,655	6,200,000
Proceeds from notes payable	710,532	69,905
Change in restricted cash	800,000	(800,000)
Principal payments on senior lenders' notes payable	(6,118,773)	(6,171,429)
Principal payments on notes payable	(730,201)	(11,833)
Principal payments on notes payable - related parties	(25,978)	(1,248,186)
Principal payments on capital lease obligations	(770,876)	(872,550)
Net cash provided by (used in) financing activities	3,920,260	(2,824,993)
Increase (decrease) in cash	(264,298)	446,950
Cash, beginning of year	2,007,860	1,560,910
Cash, end of the year	$1,743,562	$2,007,860

Cash paid for interest	$486,889	$555,969

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

The following table sets forth a reconciliation of net income (loss) from operations to EBITDA from operations for the three months ended December 31, 2010 and 2009:

	For the Three Months Ended
	December 31, 2010	December 31, 2009

Net income (loss) from operations	$(1,196,935)	$1,683,369
Income tax benefit	(204,334)	(1,278,888)
Interest expense, net	153,275	135,969
Depreciation expense	584,073	315,721
Amortization of intangible merchant contracts	248,356	195,699
EBITDA from operations	$(415,565)	$1,051,870

The following table sets forth a reconciliation of net income from operations to EBITDA from operations for the year ended December 31, 2010 and 2009:

	For the Twelve Months Ended
	December 31, 2010	December 31, 2009

Net income (loss) from operations	$(853,568)	$2,813,206
Income tax benefit	(204,334)	(1,278,888)
Interest expense, net	522,083	645,758
Depreciation expense	1,597,333	1,178,927
Amortization of intangible merchant contracts	854,685	786,173
EBITDA from operations	$1,916,199	$4,145,176

	For the Three Months Ended
	December 31, 2010	December 31, 2009

Net income (loss) from operations	$(1,196,935)	$1,683,369
Income tax benefit	(204,334)	(1,278,888)
Interest expense, net	153,275	135,969
Depreciation expense	584,073	315,721
Amortization of intangible merchant contracts	248,356	195,699
Impairment of long-lived assets	481,993	-
Stock compensation expense	59,146	34,124
Loss on early extinguishment of debt	-	7,569
Adjusted EBITDA from operations	$125,574	$1,093,563

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz

The following table sets forth a reconciliation of net income (loss) from operations to EBITDA from operations before stock compensation expense, impairment of assets and loss on early extinguishment of debt (“Adjusted EBITDA”)  for the year ended December 31, 2010 and 2009:

	For the Twelve Months Ended
	December 31, 2010	December 31, 2009

Net income (loss) from operations	$(853,568)	$2,813,206
Income tax benefit	(204,334)	(1,278,888)
Interest expense, net	522,083	645,758
Depreciation expense	1,597,333	1,178,927
Amortization of intangible merchant contracts	854,685	786,173
Impairment of long-lived assets	481,993	-
Stock compensation expense	215,813	120,188
Loss on early extinguishment of debt	102,146	474,960
Adjusted EBITDA from operations	$2,716,151	$4,740,324

###

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256
www.globalaxcess.biz